EXHIBIT 4.1
                                 -----------

          Form of Option Agreement under the Slade's Ferry Bancorp
                         2004 Equity Incentive Plan


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                            SLADE'S FERRY BANCORP
                         2004 EQUITY INCENTIVE PLAN
                          STOCK OPTION CERTIFICATE
                          ------------------------


___________________________________________________________________________
Name of Optionee                                     Social Security Number

___________________________________________________________________________
                               Street Address

___________________________________________________________________________
City                                State                          ZIP Code

This Stock Option Agreement is intended to set forth the terms and conditions on which a Stock Option has been granted under the Slade's Ferry Bancorp 2004 Equity Incentive Plan. Set forth below are the specific terms and conditions applicable to this Stock Option. Attached as Exhibit A are its general terms and conditions.


===========================================================================
      Option Grant            (A)       (B)       (C)       (D)       (E)
===========================================================================

              Grant Date:
---------------------------------------------------------------------------

Class of Optioned Shares*    Common    Common    Common    Common    Common
---------------------------------------------------------------------------

  No. of Optioned Shares*
---------------------------------------------------------------------------

Exercise Price Per Share*
---------------------------------------------------------------------------

Option Type (ISO or NQSO)
---------------------------------------------------------------------------

         Vesting
---------------------------------------------------------------------------

  Earliest Exercise Date*
---------------------------------------------------------------------------

  Option Expiration Date*
===========================================================================

* Subject to adjustment as provided in the Plan and the General Terms and Conditions.

By signing where indicated below, Slade's Ferry Bancorp (the "Company") grants this Stock Option upon the specified terms and conditions, and the Optionee acknowledges receipt of this Stock Option Agreement, including Exhibit A, and agrees to observe and be bound by the terms and conditions set forth herein and acknowledges receipt of a Prospectus dated May 13, 2004 for the Slade's Ferry Bancorp 2004 Equity Incentive Plan.


SLADE'S FERRY BANCORP                  OPTIONEE


By __________________________          ____________________________________
   Name:
   Title:


___________________________________________________________________________

Instructions: This page should be completed by or on behalf of the Personnel Committee. Any blank space intentionally left blank should be crossed out. An option grant consists of a number of optioned shares with uniform terms and conditions. Where options are granted on the same date with varying terms and conditions (for example, varying exercise prices or earliest exercise dates), the options should be recorded as a series of grants each with its own uniform terms and conditions.


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                                                                  EXHIBIT A
                                                                  ---------

              SLADE'S FERRY BANCORP 2004 EQUITY INCENTIVE PLAN
                          STOCK OPTION CERTIFICATE
                          ------------------------

                        General Terms and Conditions

      Section 1. Option Size and Type. The number of shares of Common Stock, par value $0.01 per share ("Shares"), that have been optioned to you under the Slade's Ferry Bancorp 2004 Equity Incentive Plan (the "Plan") is specified in this Stock Option Certificate. If the "Option Type" shown for your stock option is "ISO", then your stock option has been designed with the intent that it qualify to the maximum permissible extent for the special tax benefits applicable to incentive stock options under the Internal Revenue Code of 1986. If the "Option Type" shown for your stock options is "NQSO", then incentive stock option tax treatment is not applicable.

      Section 2. Exercise Price. The Exercise Price for your stock options is the price per Share at which you may acquire the Shares that have been optioned to you and is specified in this Stock Option Certificate. As a general rule, the Exercise Price for your stock options will not change unless there is a stock split, stock dividend, merger or other major corporate event that justifies an adjustment.

      Section 3.  Vesting.

            (a) Earliest Exercise Date. You may not exercise your stock options until they are vested. The date on which your stock options become vested is specified in this Stock Option Certificate as the Earliest Exercise Date. As a general rule, you must be in the service of the Company on an Earliest Exercise Date in order to be vested in the stock options that vest on that date. You may acquire the Shares that have been optioned to you by exercising your stock options at any time during the period beginning on the Earliest Exercise Date and continuing until the applicable Option Expiration Date, by completing and filing the Notice of Exercise of Stock Option that is attached to this Stock Option Certificate as Appendix A and by following the procedures outlined therein.

            (b) Forfeitures. If you terminate service with the Company prior to an Earliest Exercise Date, you will forfeit any stock options that are scheduled to vest on that date. When you forfeit stock options, you relinquish any and all rights that you have to acquire the Shares that were optioned to you. Your service with the Company will not be treated as having terminated for vesting purposes, if you continue as a director emeritus of the Company.

            (c) Accelerated Vesting. All of your outstanding stock options that have not previously vested will become fully and immediately vested, without any further action on your part, in the event of your death, Disability (as defined by the Personnel Committee), Retirement (as defined by the Personnel Committee) before your termination of service with the Company or if a Change of Control (as defined by the Personnel Committee) occurs before your termination of service with the Company. If vesting accelerates, the accelerated vesting date will be the applicable Earliest Exercise Date. You may designate a beneficiary to inherit your rights to any vested, unexercised stock options that are outstanding to you at your death using the Beneficiary Designation attached as Appendix B.

      Section 4. Option Expiration Date. To derive any benefit from your stock options, you must exercise them during the period that begins on the applicable Earliest Exercise Date and ends on the Option Expiration Date. The Option Expiration Date for your stock options is specified in this Stock Option Certificate. Your Option Expiration Date may be accelerated in the event of your termination of service with the Company. Your stock options will expire on the earliest of (i) the Option Expiration Date,
(ii) three months after your termination of service with the Company for any reason other than death, Disability (as defined by the Personnel Committee), Retirement (as defined by the Personnel Committee), or Termination for Cause (as defined by the Personnel Committee); (iii) ten years after your termination of service due to death, Disability or Retirement; and (iv) the date and time of your Termination for Cause.

      Note: To qualify for the favorable tax treatment accorded to incentive stock options, you (or, in the event of your death, your estate or designated beneficiaries) must exercise any stock options that are designated as ISOs within three months after you terminate service as a common-law employee of the Company and its affiliates for any reason other than death or disability and within one year after you terminate service as common-law employee due to your death or disability. If they are exercised later, they will be subject to tax as if they were designated as NQSOs.

      Section 5. Amendment. This Certificate may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written Certificate between the Company and you.

      Section 6. Plan Provisions Control. This Certificate and the rights and obligations created hereunder shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Certificate, the terms of the Plan, which are incorporated herein by reference, shall control. Capitalized terms in this Certificate have the meaning defined in the Plan, as amended from time to time, unless stated otherwise. By signing this Certificate, you acknowledge receipt of a copy of the Plan and a copy of the related Prospectus dated May 13, 2004.


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                   APPENDIX A TO STOCK OPTION CERTIFICATE
              SLADE'S FERRY BANCORP 2004 EQUITY INCENTIVE PLAN

                     NOTICE OF EXERCISE OF STOCK OPTION

Use this Notice to inform Slade's Ferry Bancorp that you are exercising your right to purchase shares of common stock ("Shares") of Slade's Ferry Bancorp pursuant to an option ("Option") granted under the Slade's Ferry Bancorp 2004 Equity Incentive Plan ("Plan"). If you are not the person to whom the Option was granted ("Option Recipient"), you must attach to this Notice proof of your right to exercise the Option granted under the Stock Option Certificate entered into between Slade's Ferry Bancorp and the Option Recipient ("Certificate"). This Notice should be personally delivered or mailed by certified mail, return receipt requested to: Slade's Ferry Bancorp, 100 Slade's Ferry Avenue, Somerset, MA 02726, Attention:
Personnel Committee. The effective date of the exercise of the Option shall be the earliest date practicable following the date this Notice is received by Slade's Ferry Bancorp but in no event more than three days after such date ("Effective Date"). Except as specifically provided to the contrary herein, capitalized terms shall have the meanings assigned to them under the Plan.

OPTION INFORMATION   Identify below the Option that you are exercising by
                     providing the following information from the Stock
                     Option Certificate.

Name of Option Recipient: ___________________________________

Option Grant Date: _______________, ______   Exercise Price per share: $__.__
                   (Month and Day)  (Year)

EXERCISE PRICE   Compute the Exercise Price below and select a method of
                 payment.

Total Exercise Price _______________ x $_______._______ = $____________________
                     (No. of Shares)   (Exercise Price)    Total Exercise Price

      Method of Payment

         [ ]   I enclose a certified check, money order, or
               bank draft payable to the order of Slade's Ferry
               Bancorp in the amount of                           $________

         [ ]   I enclose Shares I have owned for at least six
               months duly endorsed for transfer to Slade's
               Ferry Bancorp with all stamps attached and
               having a fair market value of                      $________

               Total Exercise Price                               $________

*     Subject to Committee approval as an acceptable method of payment.

ISSUANCE OF CERTIFICATES

      I hereby direct that the stock certificates representing the Shares purchased pursuant to section 2 above be issued to the following person(s) in the amount specified below:


          Name and Address              Social Security No.    No. of Shares

____________________________________

____________________________________        ___-__-____        _____________

____________________________________

____________________________________        ___-__-____        _____________

WITHHOLDING ELECTIONS  For Employee Option Recipients with Non-Qualified
                       Stock Options only.  Beneficiaries should not complete.

      I understand that I am responsible for the amount of federal, state and local taxes required to be withheld with respect to the Shares to be issued to me pursuant to this Notice, but that I may request Slade's Ferry Bancorp to retain or sell a sufficient number of such Shares to cover the amount to be withheld. I hereby request that any taxes required to be withheld be paid in the following manner [check one]:

         [ ] With a certified or bank check that I will deliver to Slade's Ferry Bancorp on the day after the Effective Date of my Option exercise.

         [ ] With the proceeds from a sale of Shares that would otherwise be distributed to me.

         [ ] Retain shares that would otherwise be distributed to me and that have a value equal to the minimum amount required to be withheld by law.

      I understand that the withholding elections I have made on this form are not binding on the Committee, and that the Committee will decide the amount to be withheld and the method of withholding and advise me of its decision prior to the Effective Date. I further understand that the Committee may request additional information or assurances regarding the manner and time at which I will report the income attributable to the distribution to be made to me. I further understand that if I have elected to have Shares sold to satisfy tax withholding, I may be asked to pay a minimal amount of such taxes in cash in order to avoid the sale of more Shares than are necessary.

COMPLIANCE WITH TAX AND SECURITIES LAWS

  S  H   I understand that I must rely on, and consult with, my own tax and legal counsel (and not Slade's Ferry Bancorp) regarding the
  I  E   application of all laws -- particularly tax and securities laws --
         to the transactions to be effected pursuant to my Option and this
  G  R   Notice.  I understand that I will be responsible for paying any federal, state and local taxes that may become due upon the sale
  N  E   (including a sale pursuant to a "cashless exercise") or other disposition of Shares issued pursuant to this Notice and that I must consult with my own tax advisor regarding how and when such income will be reportable.

         ________________________________________    ______________________
                      Signature                               Date

___________________________  Internal Use Only  _______________________________

Received [check one]:  [ ]  By Hand  [ ]  By Mail Post Marked__________________
                                                              Date of Post Mark

By_______________________________________  ____________________________________
          Authorized Signature                        Date of Receipt


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                   APPENDIX B TO STOCK OPTION CERTIFICATE
                            SLADE'S FERRY BANCORP
                         2004 EQUITY INCENTIVE PLAN

                        Beneficiary Designation Form

GENERAL
INFORMATION  Use this form to designate the Beneficiary(ies) who will receive vested stock options outstanding to you at the time of your death.

Name of
Award Recipient _________________________  Social Security Number ___-__-____

BENEFICIARY   Complete sections A and B. If no percentage shares are
DESIGNATION   specified, each Beneficiary in the same class (primary or
              contingent) shall have an equal share.  If any designated
              Beneficiary predeceases you, the shares of each remaining
              Beneficiary in the same class (primary or contingent) shall be increased proportionately.

A. PRIMARY BENEFICIARY(IES). I hereby designate the following person as my primary Beneficiary under the Plan, reserving the right to change or revoke this designation at any time prior to my death:

        Name                Address         Relationship  Birthdate     Share
                      ____________________
____________________  ____________________  ____________  _________  _________%
                      ____________________
____________________  ____________________  ____________  _________  _________%
                      ____________________
____________________  ____________________  ____________  _________  _________%
                                                                     Total=100%

B. CONTINGENT BENEFICIARY(IES). I hereby designate the following person(s) as my contingent Beneficiary(ies) under the Plan to receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death:

        Name                Address         Relationship  Birthdate     Share
                      ____________________
____________________  ____________________  ____________  _________  _________%
                      ____________________
____________________  ____________________  ____________  _________  _________%
                      ____________________
____________________  ____________________  ____________  _________  _________%
                                                                     Total=100%


  S  H      I understand that this Beneficiary Designation shall be
            effective only if properly completed and received by the
  I  E      Personnel Committee of Slade's Ferry Bancorp prior to my death, and that it is subject to all of the terms and conditions of
  G  R      the Plan. I also understand that an effective Beneficiary
            designation revokes my prior designation(s) with respect to all
  N  E      outstanding Stock Options.

            _____________________________________    ______________________
                        Your Signature                        Date

___________________________  Internal Use Only  ___________________________

This Beneficiary Designation was received               Comments
by the Personnel Committee of Slade's Ferry
Bancorp on the date indicated.




By ________________________  ______________
     Authorized Signature         Date


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